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                                                                    Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of NextMedia Operating, Inc. of our report dated May 4, 2001 relating to the financial statements and financial statement schedules of Beaverkettle Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

HALL, KISTLER & COMPANY LLP
Certified Public Accountants

Canton, Ohio
March 15, 2002